Exhibit 10.31

BLOOM ENERGY CORPORATION
2020 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
1. Purpose. The purpose of the Bloom Energy Corporation 2020 Non-Employee Director Deferred Compensation Plan is to provide non-employee members of the Board of Directors of Bloom Energy Corporation, a Delaware corporation (the “Company”), with the opportunity to elect to defer all or a portion of (i) the cash retainer fees otherwise payable to them by the Company into deferred stock units and (ii) the restricted stock units granted to them by the Company.
2. Definitions. For purposes of the Plan:
(a)“Account” shall mean the separate account maintained on the books of the Company for each Participant pursuant to Section 7, consisting of the Cash Retainer Sub-Account and the RSU Sub-Account.
(b) “Board” shall mean the Board of Directors of the Company.
(c) “Committee” shall mean the Compensation and Organization Development Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.
(d) “Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Company, and all rights appurtenant thereto.
(e)“Deferred Stock Units” shall mean deferred restricted stock units credited to a Participant’s Account pursuant to elections by the Participant under Sections 5 and 6.
(f)“Director” shall mean any member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates.
(g)“Effective Date” shall mean December 31, 2019.
(h)“Fair Market Value” means as of any date the closing price of the Common Stock as reported on the New York Stock Exchange for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price is reported, unless otherwise determined by the Committee.
(i)“Participant” shall mean a Director who makes a deferral election under Section 5 or 6 of the Plan.
(j)“Plan” shall mean the Bloom Energy Corporation 2020 Non-Employee Director Deferred Compensation Plan, as set forth herein and as amended from time to time.
(k)“Restricted Stock Units” or “RSUs” shall mean restricted stock units granted to the Participant under the Stock Plan.
(l)“Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as amended.
(m)“Separation from Service” shall mean a “separation from service” from the Company, within the meaning of Section 409A and the regulations promulgated thereunder.
(n)“Stock Plan” shall mean the Bloom Energy Corporation 2018 Equity Incentive Plan, as amended from time to time, or any successor equity plan adopted by the Company.
3. Administration. The Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish, amend and revoke rules and regulations as it deems necessary or desirable for the administration of the Plan. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive upon the Participants and all other persons having or claiming any right or interest in the Plan or the Deferred Stock Units.
A majority of the Committee shall constitute a quorum. The Committee shall take action either by (i) a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) written approval by all of the members of the Committee without a meeting. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
No member of the Board or Committee, and no officer of the Company to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and such officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
4. Eligibility. Each Director shall be eligible to participate in the Plan and to make the elections provided under Sections 5 and 6.
5. Deferral of Cash Retainer.
(a)Annual Elections. Prior to the first day of each calendar year beginning on or after January 1, 2020, each Director may elect to defer payment of all or a portion of the Director’s cash retainer fees to be earned in such calendar year that will be credited to the Cash Retainer Sub-Account of the Participant’s Account. Any election made under this Section shall become irrevocable as of December 31 of the year prior to the year in which the services relating to the cash retainer fee are performed.
(b)Initial Participant Elections. An individual who becomes a Director for the first time after a calendar year has commenced may make a deferral election, not later than the 30th day following the date the individual becomes a Director, with respect to all or a portion of the Director’s annual cash retainer that is earned after the date of such election that will credited to the Cash Retainer Sub-Account of the Participant’s Account.
(c)Effect of Elections. Any election made pursuant to this Section shall remain in effect for future calendar years unless and until the Participant makes a new election in accordance with Section 5(a). In order to change the amount of a deferral for any subsequent calendar year (or to cease deferrals), a Participant must make a new election prior to the calendar year for which the new election is to be effective.
6. Deferral of Restricted Stock Units.
(a)Annual Elections. Prior to the first day of each calendar year beginning on or after January 1, 2020, each Director may elect, in accordance with rules and procedures established by the Committee, to defer payment of all or a portion of the Restricted Stock Units granted to the Director in such calendar year that will be credited to the RSU Sub-Account of the Participant’s Account. Any election made under this Section shall become irrevocable as of December 31 of the year prior to the year in which the RSUs relating to the election are granted.
(b)Initial Participant Elections. An individual who becomes a Director for the first time after a calendar year has commenced may make a deferral election, not later than the earlier of (i) the 30th day following the date the individual becomes a Director and (ii) to the extent permitted by Section 409A, the day prior to the grant of Restricted Stock Units in such calendar year to the Director, with respect to all or a portion of the RSUs granted to the Director in such calendar year that will credited to the RSU Sub-Account of the Participant’s Account.
(c)Effect of Elections. Any election made pursuant to this Section shall remain in effect for future calendar years unless and until the Participant makes a new election in accordance with Section 6(a). In order to change the number of Restricted Stock Units deferred for any subsequent calendar year (or to cease deferrals), a Participant must make a new election prior to the calendar year for which the new election is to be effective.
7. Account.
(a)Cash Retainers. The crediting of Deferred Stock Units to the Cash Retainer Sub-Account of the Participant’s Account with respect to the deferral of cash retainer fees pursuant to Section 5 shall be made as of the dates the fees earned by the Participant during the applicable calendar year would otherwise have been payable to the Participant. The number of Deferred Stock Units to be credited shall be equal to the result of dividing the amount deferred as of each such date by the Fair Market Value of one share of Common Stock on such date.
(b)Restricted Stock Units. The crediting of Deferred Stock Units to the RSU Sub-Account of the Participant’s Account with respect to the deferral of Restricted Stock Units pursuant to Section 6 shall be made as of the dates the RSUs granted to the Participant during the applicable calendar year become vested. The number of Deferred Stock Units to be credited shall be equal to the number of RSUs that are deferred by the Participant as of such date.
(c)Cash Dividends. Whenever any cash dividends are declared on the Common Stock, the Company will credit the Cash Retainer and RSU Sub-Accounts of the Account of each Participant on the date such dividend is paid with a number of additional Deferred Stock Units equal to the result of dividing (i) the product of (x) the total number of Deferred Stock Units credited to the Participant’s Sub-Account on the record date for such dividend and (y) the per share amount of such dividend by (ii) the Fair Market Value of one share of Common Stock on the date such dividend is paid by the Company to the holders of Common Stock.
(d)Capitalization Adjustments. In the event of (i) any change in the Common Stock through a merger, consolidation, reorganization, recapitalization or otherwise, (ii) a stock dividend, or (iii) a stock split, combination or other changes the Common Stock, all as described in Section 2.6 of the Stock Plan, the Deferred Stock Units credited to the Cash Retainer and RSU Sub-Accounts of the Account of each Participant shall be increased or decreased proportionately in accordance with Section 2.6 of the Stock Plan.
8. Payment of Account. Payment of the Cash Retainer and RSU Sub-Accounts of the Participant’s Account shall be paid to the Participant (or, in the event of the Participant’s death, to the Participant’s beneficiary, as provided in Section 10) in shares of Common Stock equal to the number of Deferred Stock Units credited to each Sub-Account (provided that any fractional Deferred Stock Units shall be paid in cash based on the Fair Market Value of one share of Common Stock on the payment date), as provided below. Deferred Stock Units issued and settled under this Plan shall be granted under the Stock Plan and shall be considered “Restricted Stock Units” granted pursuant to Section 9 of the Stock Plan.
(a)Cash Retainer Sub-Account. Amounts credited to the Cash Retainer Sub-Account with respect to a deferral year shall be paid, as elected by the Participant, as follows:
(i) in a single lump sum on the January 1st following the date the Director incurs a Separation from Service for any reason other than his or her death;
(ii) in up to three annual installments beginning on the January 1st following the date the Director incurs a Separation from Service for any reason other than his or her death, as irrevocably designated by the Director with respect to the applicable deferral year;
(iii) in a single lump sum on the January 1st following a specified payment date that is no more than five years following the deferral year, as irrevocably designated by the Director with respect to the applicable deferral year; or

(iv) in up to three annual installments beginning on the January 1st following a specified payment date that is no more than five years following the deferral year, as irrevocably designated by the Director with respect to the applicable deferral year.
In the absence of an effective election with respect to a deferral year, payment shall be made in accordance with sub-paragraph (i) above for such deferral year.
(b)RSU Sub-Account. RSUs credited to the RSU Sub-Account with respect to a deferral year shall be paid, as elected by the Participant, as follows:
(i) in a single lump sum on the January 1st following the date the Director incurs a Separation from Service for any reason other than his or her death;
(ii) in up to three annual installments beginning on the January 1st following the date the Director incurs a Separation from Service for any reason other than his or her death, as irrevocably designated by the Director with respect to the applicable deferral year;
(iii) in a single lump sum on the January 1st following a specified payment date that is no more than five years following the deferral year, as irrevocably designated by the Director with respect to the applicable deferral year; or
(iv) in up to three annual installments beginning on the January 1st following a specified payment date that is no more than five years following the deferral year, as irrevocably designated by the Director with respect to the applicable deferral year.
In the absence of an effective election with respect to a deferral year, payment shall be made in accordance with sub-paragraph (i) above for such deferral year.
(c)Distribution upon Death. If a Director incurs a Separation from Service due to death or his or her death occurs after Separation from Service but before payment to him or her of the entire balance of his or her Cash Retainer Sub-Account or RSU Sub-Account, all or the remaining balance of his or her Cash Retainer Sub-Account or RSU Sub-Account shall be paid to such Director’s beneficiaries in a lump sum on the 10th business day following the date of death.

(d)Redeferral Election. A Director may modify a prior election regarding the time of distribution under this Section 8, provided that any such election (i) shall not be effective until twelve (12) months after the date on which the new election is made; (ii) must be made at least twelve (12) months in advance of the first scheduled payment date; and (iii) must provide for a new payment date that is at least five years after the first scheduled payment date.

9. Corporate Transaction. In the event of a Corporate Transaction (as defined in the Stock Plan as in effect at the time of the deferral election) that constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets under Section 409A, the Account of each Participant shall be settled in shares of the successor entity in accordance with the terms of the Stock Plan or, if elected by the Board, shall be paid to the Participant in a lump sum in cash within ten business days after the date of the Corporate Transaction, with such cash amount equal to the result of multiplying (i) the number of Deferred Stock Units credited to the Participant’s Account on the Corporate Transaction date by (ii) the Fair Market Value of one share of Common Stock on the Corporate Transaction date.
10. Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries to whom payment under the Plan shall be paid in the event of his or her death prior to payment to the Participant of his or her Account. Any beneficiary designation may be made or changed by a Participant by a written instrument, in such form prescribed by the Committee, which is filed with the

Company prior to the Participant’s death. If a Participant fails to designate a beneficiary, or if all designated beneficiaries predecease the Participant, the Account shall be paid to the Participant’s estate.
11. Amendment and Termination. The Board may amend or terminate the Plan at any time in whole or in part; provided, however, that no amendment or termination shall reduce the Deferred Stock Units credited to a Participant’s Account (except in the case of any adjustments in accordance with Section 2.6 of the Stock Plan) or adversely affect the rights of a Participant to such Deferred Stock Units, without the consent of the Participant (or the Participant’s beneficiary in the event of the Participant’s death). Notwithstanding the foregoing, the Plan may be amended at any time, without the consent of any Participant (or beneficiary) if necessary or desirable to comply with the requirements, or avoid the application, of Section 409A.
12. General Provisions.
(a)Unfunded Plan. The Company’s obligation to make payment under the Plan shall be contractual only and all payments hereunder shall be made by the Company from its general assets at the time and in the manner provided for in the Plan. No funds, securities or other property of any nature shall be segregated or earmarked for any current or former Participant, beneficiary or other person, and his or her sole right is as a general creditor of the Company with an unsecured claim against its general assets.
(b)Non-Alienation of Benefits. Neither a Participant nor any other person shall have any rights to sell, assign, transfer, pledge, anticipate, or otherwise encumber the amounts, if any, payable under the Plan to the Participant or any other person. Any attempted sale, assignment, transfer or pledge shall be null and void and without any legal effect. No part of the amounts payable under the Plan shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
(c)Section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A to avoid taxation under Section 409A to the extent Section 409A applies to the Plan. Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409-2(b)(2). The Committee, in its sole discretion shall determine the requirements of Section 409A that are applicable to the Plan and shall interpret the terms of the Plan in a manner consistent therewith. Under no circumstances, however, shall the Company or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Section 409A.
(d)No Stockholder Rights. Neither the Participant nor any other person shall have any rights as a stockholder of the Company with respect to the Deferred Stock Units credited to the Participant’s Account until the shares of Common Stock are issued to the Participant (or the beneficiary of the Participant).
(e)Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.
(f)Successors in Interest. The obligation of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.
(g)Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to principles of conflict of laws.

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